SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 29, 2006
(Date of Earliest Event Reported)

LARREA BIOSCIENCES CORPORATION
(Exact Name Of Registrant As Specified In Its Charter)

Nevada	0-50281	68-0507505
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4119 Montrose, Suite 230, Houston, TX		77006
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (832) 695-0096

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On September 30, 2005, the Board of Directors of Larrea Biosciences Corporation (the "Company") determined that the Company's consolidated financial statements included in the Company's Annual Reports on Form 10-KSB for the years ended April 30, 2005 and 2004 (collectively, the "Previously Issued Financial Statements") should no longer be relied upon because they contained errors. The Board of Directors concluded that the Company should restate the Previously Issued Financial Statements in order to correct such errors (the "Restatements") as set forth in the tables and notes below.

Restatement of the Company's 2004 Financial Statements

The Company has restated its annual financial statements for the year ended April 30, 2004 to reflect the following adjustments:

	As previously Reported	Adjustments		Restated
At April 30, 2004:
Patents	$986,111	$(980,580)	(a)	$19,150
		13,619	(b)
Deficit	(218,189)	(980,580)	(a)	(1,185,150)
		13,619	(b)
For the year ended April 30, 2004:
Amortization	13,889	13,619	(b)	270
Loss on debt settlement	200,000	(200,000)	(c)	-

(a) The Company has restated its 2004 financial statements to reflect a change in the method of accounting for its purchase of patents from Larrea Corp. Ltd. The Company has determined that the patent purchase transaction involved a related party transaction due to common shareholders and directors of the Company and Larrea Corp. Ltd. As such, the transaction has been restated and have been recorded at Larrea Corp. Ltd's historic carrying value.
(b) The Company has also reduced the amortization of the patents to reflect  the reduction of the carrying value of the patents.
(c) The loss on the settlement of debt related to the purchase of the patents has been eliminated on the reduction of the patent purchase transaction to its carrying value.

Restatement of the Company's 2005 Financial Statements

The Company's independent auditors for the year ended April 30, 2005, LDMB Advisors Inc., was unable to observe the taking of physical inventories of the Company's subsidiaries as of September 24, 2004, the date of acquisition, because that date was prior to appointment of LDMB Advisors Inc. as auditors for the subsidiary companies. In addition, LDMB Advisors Inc. was unable to satisfy itself regarding inventory quantities by means of other auditing procedures. The inventory amount at September 24, 2004 was material to the determination of Company's results of operations and cash flows for the year ended April 30, 2005, and LDMB Advisors Inc. was unable to determine whether adjustments to cost of sales, net loss, opening deficit and cash provided from operations might be necessary.

The consolidated financial statements for the year ended April 30, 2005 have been restated as follows:

	As previously Reported	Adjustments	Restated
At April 30, 2005:
Accounts receivable	$13,396	$(1,191)	$12,205
Inventories	123,869	(55,767)	68,102
Total current assets	172,892	(56,958)	115,934
Property and equipment, net	109,758	27,506	137,264
Total assets	300,180	(29,452)	270,728

Accounts payable and accrued expenses	110,449	9,776	120,225
Total liabilities - current	597,430	9,776	607,206

Common stock	2,273	17	2,290
Additional paid-in capital	2,868,510	42,467	2,910,977
Accumulated deficit	(3,168,033)	(81,712)	(3,249,745)
Total stockholders' equity	(279,250)	(39,228)	(336,478)

For the year ended April 30, 2005:
Sales	$545,796	$(31,844)	$513,952
Cost of sales	133,435	(35,605)	97,830
Gross profit	412,361	3,761	416,122

Administrative expenses	661,586	(26,859)	634,727
Impairment expense	-	1,833,114	1,833,114
Interest income	-	25	25

Net loss	$(249,225)	$(1,815,370)	$(2,064,595)

As a result, the 2005 Restatement resulted in (i) a decrease in total assets by $29,452; (ii) an increase in net loss by $1,815,370 as a result of recording an impairment expenses; and consequently, (iii) a reduction of the Company's shareholders' equity by $39,228.

Accordingly, the Previously Issued Financial Statements should not be relied upon. The Company filed amended reports to effect the Restatements by amending its Annual Reports for the years ended April 30, 2005 and 2004. The effect of the Restatements is non-cash in nature and will not impact the Company's cash flow from operations or financial condition for the affected periods.

The Company's Board of Directors has discussed with the Company's independent auditors the matters disclosed in this Current Report under Item 4.02..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Larrea Biosciences Corporation
By: /s/ Peter P. Smetek, Jr., CEO and Chairman

Date: October 2, 2006